EXHIBIT 3

                            Articles of Incorporation
                                       Of
                        MainSource Financial Group, Inc.


                                    Article I
                                      Name
                                      ----

The name of the Corporation is MainSource Financial Group, Inc.

                                   ARTICLE II
                                    Purposes
                                    --------

The purposes for which the Corporation is organized are:

(a) To engage in any or all lawful business for which corporations may be incorporated under the Indiana General Corporation Act, and to exercise any and all powers that corporations may now or hereafter exercise under the Indiana General Corporation Act, whether or not specifically enumerated herein.

(b)  To act as a bank holding company.

(c) To act as agent, broker or attorney-in-fact for others for any purpose whatsoever.

(d) To issue its notes, bonds or other evidences of indebtedness convertible into common or preferred stock or other securities of the Corporation.

(e) To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, pledge, lease, sell, assign or otherwise dispose of, formulas, secret processes, distinctive marks, improvements, processes, trade names, trademarks, copy- rights, patents, licenses, concessions and the like, whether used in connection with or secured under letters or patents, or issued by any country or authority, or otherwise; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn them to account.

(f) To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to re-issue or cancel the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the full extent now or hereafter permitted by the laws of the state of Indiana.

(g) To lend its funds or credit from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, or without security, as the Board of Directors of the Corporation may determine and as may be lawful, and to become a guarantor upon an obligation or contract of any other person, firm or corporation.

(h) To be a promoter, partner, limited partner, member, associate or manager of any partnership, limited partnership, joint venture, trust or other enterprise, and to do all things necessary or proper in connection therewith as a natural person might or could do.

                                   ARTICLE II
                                     (con't)

(i) To acquire, in whole or in part, the assets, property, rights and good will of any corporation, association, partnership or individual and to assume and agree to pay the whole or any part of the liabilities and obligations of the transferor.

(j) To promote, or to aid in any manner financially or otherwise, any corporation or association of which any stocks, bonds, or other evidences of indebtedness or securities are held, directly or indirectly, by the Corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds, or other evidences of indebtedness or securities.

(k) To such extent as a corporation organized under the Indiana General Corporation Act may now or hereafter lawfully do, as principal or agent, alone or in connection with other corporations, firms or individuals, to do all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do under the Indiana General Corporation Act or under any laws amendatory thereof, supplemental thereto or substituted therefore; and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do.

     The foregoing clauses shall be construed as powers, as well as objects and purposes, and the matters expressed in each clause shall be, unless herein otherwise expressly provided, in no way limited by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the general powers of the Corporation nor the meaning of the general terms used in describing any such purposes and powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.


                                   Article III
                               Period of Existence
                               -------------------

     The period during which the Corporation shall continue is perpetual.


                                   Article IV
                                   ----------
                       Resident Agent and Principal Office

     The name and address of the Corporation's Resident Agent for service of process is James L. Saner, Sr.

     The post office address of the principal office of the Corporation is 201
N. Broadway, Greensburg, Indiana 47240.

                                    Article V
                                Authorized Shares
                                -----------------

                           Section 1. Number of Shares

     The total number of shares which the Corporation is to have authority to issue is 10,400,000.

A. The number of authorized shares the Corporation designates as having a par value is none.

B. The number of authorized shares the Corporation designates as without par value is 10,400,000.

                           Section 2. Terms of Shares

A. Preferred and Common Shares. The 10,400,000 authorized shares which the Corporation shall have the authority to issue shall be divided into two classes designated as follows:

     1.   10,000,000 Common Shares; and

     2.   400,000 Preferred Shares.

B.   Common Shares.

     1. Powers, Rights and Preferences. The common Shares shall be without distinction as to powers, rights and preferences. Except as may be provided by the Board of Directors in a designation of any series of Preferred Shares in accordance with the provisions of paragraph C of this Section 2 of Article V, or as otherwise required by law, the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters on which shareholders are generally entitled to vote. Each of the Common Shares shall have one vote per share on matters on which holders of Common Shares are entitled to vote.

     2. Dividends. After the requirements with respect to preferential dividends on Preferred Shares (fixed in accordance with the provisions of paragraph C of this Section 2 of Article V), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of paragraph C of this Section 2 of Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph C of this Section 2 of
          Article V, then but not otherwise, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                                    Article V
                                     (Con't)

     3. Distributions on Common Shares. After distribution in full of the preferential amount (as may be fixed in accordance with the provisions of paragraph C of this Section 2 of Article V), if any, to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares (as may be fixed in accordance with the provisions of paragraph C of this Section 2 of
          Article V) to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

     4. Issuance of Common Shares. Common Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as fixed by the Board of Directors.

C.   Preferred Shares.

1. Issuance by Board Resolutions: Series. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares on such terms as it may determine. Preferred Shares may be issued in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated by number, letter or title. All shares of any one series of Preferred Shares shall be alike in every particular. The powers, preferences and voting, relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

2. Preferences and Rights. Subject to the provisions of subparagraph 3 of this paragraph C of Section 2 of Article V, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and voting, relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

     (a) The distinctive designation of, and the number of Preferred Shares which shall constitute the series, which number from time to time may be increased (except as otherwise fixed by the Board of Directors) or deceased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

     (b) The rate and times at which, and the terms and conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of stock of the Corporation;

                                    Article V
                                     (Con't)

     (c) Whether shares of the series shall be subject to redemption, and if so subject, whether they shall be subject to redemption (i) at the option of the Corporation, the shareholders, another person and/or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) for a designated amount or for an amount determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series subject to redemption, such other terms and conditions on which the shares of the series may be redeemed;

     (d) Whether the holders of the shares of the series shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of the shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to the operation thereof;

     (e) Whether the shares of the series shall be convertible into, or exchangeable for, any Common or other Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, whether the conversion or exchange (i) is at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) shall be for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) shall be for a designated amount or at a designated ratio, or for an amount or at a ratio determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series so convertible or exchangeable, such other terms and conditions on which the shares of the series may be converted or exchanged;

     (f) The rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

     (g) Whether the shares of the series shall have priority over or parity with or be junior to the shares of any other class or series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of any such series as to dividends or other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to the shares of such series in any respect;

     (h) Whether and in what circumstances shares of a series shall have voting rights, which voting rights, if any, may be general, special, conditional or limited (and, in the case of special, conditional or limited voting rights, may confer upon holders of such series in certain circumstances the exclusive right to elect a majority of the members of the Board of Directors); and, as to any shares of a series having voting rights, the number of votes each

                                    Article V
                                     (Con't)

          holder shall be entitled to cast per each share of the series and whether holders of the series are entitled to vote separately or together with the holders of one or more other series of Preferred Shares on all or some matters as a separate voting group; and

     (i) Any other powers, preferences, privileges and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent now and hereafter permitted by law.

3. Issuance of Preferred Shares. Subject to the following provisions of this subparagraph 3, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of each other series of Preferred Shares shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this paragraph C of Section 2 of Article V, and the consent by class or series vote or otherwise, of the holders of such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Shares, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares.

D.   No Preemptive Rights.

     Except as may be provided by the Board of Directors in a designation of any series of Preferred Shares in accordance with the provisions of paragraph C of this Section 2 of Article V, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities, convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, and any such unissued stock, additional authorized issue of any shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued or disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion."

                                   Article VI
                      Requirements Prior To Doing Business
                      ------------------------------------

     The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                   Article VII
                                   Director(s)
                                   -----------

     Section 1. Number of Directors: The initial Board of Directors is composed of two member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be two.

     Section 2. Names and Post Office addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):

     Name              Number and street      City       State     Zip Code
     ----              -----------------      ----       -----     --------
Robert E. Hoptry       807 Frederica St     Owensboro     KY        42301
                        (P.O. Box 324)                             (42302)

Howard R. Sanders      807 Frederica St     Owensboro     KY        42301
                        (P.O. Box 324)                             (42302)


     Section 3. Qualification of Directors (if any):

     None

                                  Article VIII
                                 Incorporator(s)
                                 ---------------

     The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):

     David W. Harper, Esquire
     3300 First National Tower
     Louisville, KY 40202

                                   Article IX
   Provisions for Regulation of Business and Conduct of Affairs of Corporation
   ---------------------------------------------------------------------------

POWERS:
-------

     The Corporation shall have such powers as are described in Article II hereof in connection with the Corporation's implementation or carrying out of the purposes for which it is formed.

DISTRIBUTIONS AND PURCHASES OUT OF CAPITAL SURPLUS:
--------------------------------------------------

     To the extent not prohibited by law, the Board of Directors of the Corporation may distribute, from time to time, to its shareholders out of capital surplus of the Corporation a portion of its assets in cash or property.

     To the extent not prohibited by law, the Board of Directors of the Corporation shall have the power to cause the Corporation to repurchase its own shares to the full extent of its unsecured and unrestricted capital surplus, or any other surplus, available therefore.

                               ARTICLE IX (con't)

INDEMNIFICATION:
---------------

     The Corporation shall indemnify each director or officer against expenses (including attorneys' fees), judgments, taxes, fines and amounts paid in settlement, whether incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party by reason that he is or was a director, officer or employee of the Corporation. Moreover, the Corporation shall indemnify the officer or director for these expenses if he was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise.

     Any indemnification under this Article shall be made by the Corporation only if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which the officer or director shall have been adjudged by a court of competent jurisdiction to be liable for gross negligence or gross malfeasance in the performance of his duty to the Corporation. However, if that court in which such action or suit was brought determines upon application that despite the adjudication of such liability and in view of all circumstances of the case, the officer or director was fairly and reasonably entitled to indemnification, then the Corporation shall indemnify the officer or director for the expenses that the court deems proper.

     Any determination that an officer or director is entitled to indemnification shall be made: (a) by the Board of Directors by majority of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (b) if a quorum of disinterested directors is not obtainable, by independent legal counsel by written opinion that such director, officer or employee has met the standards of conduct set forth in this Article IX.

     The Corporation shall advance expenses (including attorneys' fees) incurred by an officer or director in connection with any of the above matters. Advancement of expenses shall be made on receipt of an undertaking, with such security, if any, as the disinterested directors, by a majority vote, may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it ultimately is determined that such person is not entitled to be indemnified by the Corporation.

     The indemnification provided for by this Article shall not be deemed exclusive of any other rights to which the officer or director of the Corporation may be entitled under any statute, agreement, by-law or action of the board of directors or shareholders of the Corporation. It shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of that person.

     The Corporation may purchase and maintain the insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in the capacity or arising out of his status as such, whether or not the Corporation would have the power or will be obligated to indemnify him against the liability under the provisions of this Article or the Indiana General Corporation Act.